UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

EAST KANSAS AGRI-ENERGY, L.L.C.

(Exact name of small business issuer as specified in its charter)

Kansas	333-96703	48-1251578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 225

210 1/2 East 4th Ave. Garnett

Kansas 66032

(Address of principal executive offices)

(785) 448-2888

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2005, East Kansas Agri-Energy, L.L.C. announced that Dave Vander Griend, Jerry Jones and Brian D. Thome were appointed to our board of directors by Fagen, Inc. and ICM, Inc.  Mr. Vander Griend is Chief Executive Officer, President and majority owner of ICM, Inc. Jerry Jones is Chief Financial Officer of ICM, Inc. Brian Thome is the director of financial investments for Fagen, Inc. The election of these three directors occurred pursuant to a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. in which we agreed to issue a total of 6,250 units to them in exchange for their combined capital contribution of $6,250,000. In connection with this capital contribution, we amended our operating agreement to allow ICM, Inc. and Fagen, Inc. to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 in redemption payments made to either or both of ICM, Inc. and Fagen, Inc.

We executed a design/build agreement with ICM, Inc. to design and build our ethanol plant using Fagen, Inc. as principal subcontractor. ICM, Inc. is majority owned and controlled by Dave Vander Griend and Fagen, Inc. is owned and controlled by Ron Fagen.  Dave Vander Griend owns 5,125 or 24.5% of our outstanding units.  Of these units, 400 are held by Mr. Vander Griend individually, 4,625 of the Units are held in the name of ICM, Inc. and 100 units are held in the name of United Bio Energy, LLC.  Dave Vander Griend is majority owner of United Bio Energy, LLC.  Ron Fagen also owns 5,125 or 24.5% of our outstanding units.  Of these units, 4,125 units are held in the name of Fagen, Inc. and 1,000 units are held in the name of Fagen Energy, Inc. Ron Fagen owns and controls Fagen Energy, Inc.

We have entered into several operating contracts with various companies owned by United Bio Energy, LLC, of Wichita, Kansas. United Bio Energy, LLC is majority owned by Dave Vander Griend through ICM Marketing, Inc. and by Ron Fagen through Fagen Management, LLC. Under the terms of these agreements, we will be paying subsidiaries of United Bio Energy, LLC a significant amount in fees for the management of our plant, marketing of our ethanol and distillers grains and overall risk management services.

Our board of directors has not named Mr. Vander Griend, Mr. Jones or Mr. Thome to serve on any committees nor does it expect to.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, LLC

Date:	February 4, 2005	/s/ Jill Zimmerman
Jill Zimmerman, Treasurer (Principal Financial Officer)